SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
April 24, 2003

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada	L6T 5P6

(address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5.       Other Events

On April 24, 2003, Nortel Networks Corporation issued its financial results for the first quarter of 2003.

Nortel Networks Corporation revenues were US$2.40 billion for the first quarter of 2003 compared to US$2.91 billion in the same period in 2002. Nortel Networks Corporation reported net earnings in the first quarter of 2003 of US$54 million, or US$0.01 per common share, compared to a net loss of US$841 million, or US$0.26 per common share, in the first quarter of 2002.

Net earnings in the quarter included US$190 million of net earnings from discontinued operations — net of tax, US$134 million of special charges for restructuring and an aggregate US$36 million (net of tax) for the amortization of acquired technology and deferred stock option compensation associated with acquisitions. Nortel Networks Corporation reported results also included approximately US$80 million of favorable impacts associated with reductions in accruals principally related to: the wind-down of integration activities of previously acquired companies, operations originally structured as joint ventures, and miscellaneous tax matters; which were more than offset by costs related to the return to profitability bonus plan for employees and stock-based compensation expense.

Nortel Networks Corporation expects the overall telecommunications equipment market to be down modestly in 2003 compared to 2002. Given the ongoing economic and geopolitical uncertainty, customers continue to spend cautiously. As a result, Nortel Networks Corporation currently expects the capital spending levels in the second quarter of 2003 to be similar to the first quarter of 2003.

Gross margin was 42.9 percent of sales in the first quarter of 2003, up from 39.3 percent in the fourth quarter of 2002. Nortel Networks Corporation reported net earnings from discontinued operations — net of tax of US$190 million, which primarily reflected a gain in the amount of US$101 million from the disposition of shares and a membership interest in certain Arris Group Inc. companies and a gain in the amount of US$95 million from the settlement of certain trade and customer finance receivables.

Nortel Networks Corporation owns all of the Registrant’s common shares and the Registrant is Nortel Networks Corporation’s principal direct operating subsidiary.

NORTEL NETWORKS CORPORATION
Consolidated Results (unaudited)
(millions of U.S. dollars, except per share amounts)

	U.S. GAAP

	Three months ended
	March 31,
	2003(1)	2002

Revenues	$2,399	$2,912
Cost of revenues(2)	1,370	2,154

Gross profit	1,029	758

Selling, general and administrative expense(2)	487	744
Research and development expense(2)	489	595
Amortization of acquired technology	33	43
Deferred stock option compensation	15	25
Special charges	134	487
Gain on sale of businesses	–	(14)

Operating loss	(129)	(1,122)

Other income (expense) — net	50	(19)
Interest expense
Long-term debt	(45)	(58)
Other	(7)	(12)

Loss from continuing operations before income taxes	(131)	(1,211)
Income tax benefit	2	374

	(129)	(837)
Equity in net loss of associated companies — net of tax	(7)	(4)

Net loss from continuing operations	(136)	(841)

Net earnings from discontinued operations — net of tax	190	–

Net earnings (loss)	$54	$(841)

Basic and diluted earnings (loss) per common share(3)(4)
— from continuing operations	$(0.03)	$(0.26)
— from discontinued operations	0.04	–

	$0.01	$(0.26)

Weighted average number of common shares (millions)
— basic(3)	4,336	3,215
— diluted(4)	4,336	3,215

(1)	These unaudited consolidated results for the three months ended March 31, 2003 are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise these preliminary results prior to the filing of its reported results for the three months ended March 31, 2003.

(2)	Effective January 1, 2003, Nortel Networks adopted prospectively the fair value accounting for stock options. The stock option expense for the three months ended March 31, 2003 was $5.

(3)	The basic weighted average number of common shares included the minimum number of common shares to be issued upon settlement of the prepaid forward purchase contracts issued on June 12, 2002. The minimum number of common shares to be issued on a weighted basis for the three months ended March 31, 2003 and 2002 were 473 (in millions) and nil, respectively.

(4)	As a result of the reported net losses from continuing operations for the three months ended March 31, 2003 and 2002, approximately 180 and 188, respectively, of potentially dilutive securities (in millions) were not included in the calculation of diluted loss per common share because to do so would have been anti-dilutive.

NORTEL NETWORKS CORPORATION
Consolidated Balance Sheets (unaudited)
(millions of U.S. dollars)

	U.S. GAAP

	March 31,	December 31,
	2003(1)	2002

ASSETS
Current assets
Cash and cash equivalents	$3,999	$3,861
Restricted cash and cash equivalents	227	249
Accounts receivable (less provisions of $403 at March 31, 2003; $477 at December 31, 2002)	1,857	1,910
Inventories — net	846	889
Income taxes recoverable	60	58
Deferred income taxes — net	785	791
Other current assets	420	718

Total current assets	8,194	8,476

Investments at cost and associated companies at equity	211	246
Plant and equipment — net	1,397	1,444
Goodwill	2,201	2,201
Intangible assets — net	65	98
Deferred income taxes — net	3,040	2,723
Other assets(2)	786	783

Total assets	$15,894	$15,971

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$78	$100
Trade and other accounts payable	776	902
Payroll and benefit-related liabilities	668	521
Contractual liabilities	1,458	1,547
Restructuring	702	785
Other accrued liabilities	2,668	2,894
Long-term debt due within one year	234	233

Total current liabilities	6,584	6,982

Long-term debt	3,664	3,719
Deferred income taxes — net	487	344
Other liabilities	2,413	2,352

	13,148	13,397

Minority interest in subsidiary companies	606	614

SHAREHOLDERS’ EQUITY
Common shares, without par value — Authorized shares: unlimited; Issued and outstanding shares: 3,862,915,463 at March 31, 2003, 3,850,284,146 at December 31, 2002	33,620	33,587
Additional paid-in capital	3,690	3,734
Deferred stock option compensation	(70)	(96)
Deficit	(33,682)	(33,736)
Accumulated other comprehensive loss	(1,418)	(1,529)

Total shareholders’ equity	2,140	1,960

Total liabilities and shareholders’ equity	$15,894	$15,971

(1)	The unaudited consolidated balance sheet as at March 31, 2003 is preliminary and is subject to change. Nortel Networks disclaims any intention or obligation to update or revise such balance sheet prior to the filing of its reported results for the three months ended March 31, 2003.

(2)	Included in Other assets were provisions related to long-term accounts receivable of $682 at March 31, 2003 and $781 at December 31, 2002.

NORTEL NETWORKS CORPORATION
Consolidated Statements of Cash Flows (unaudited)
(millions of U.S. dollars)

	U.S. GAAP

	Three months	Three months
	ended	ended
	March 31,	March 31,
	2003(1)	2002

Cash flows from (used in) operating activities
Net loss from continuing operations	$(136)	$(841)
Adjustments to reconcile net loss from continuing operations to net cash from (used in) operating activities, net of effects from acquisitions and divestitures of businesses:
Amortization and depreciation	140	199
Non-cash portion of special charges and related asset write downs	(5)	97
Equity in net loss of associated companies	7	4
Current and deferred stock option compensation	20	25
Deferred income taxes	(6)	(383)
Other liabilities	26	(37)
Gain on repurchases of outstanding debt securities	(4)	–
(Gain) loss on sale or write down of investments and businesses	33	(22)
Other — net	29	69
Change in operating assets and liabilities:
Accounts receivable	47	173
Inventories	111	90
Income taxes	(5)	530
Restructuring	(190)	(387)
Accounts payable and accrued liabilities	(153)	158
Other operating assets and liabilities	5	(107)

Net cash used in operating activities of continuing operations	(81)	(432)

Cash flows from (used in) investing activities
Expenditures for plant and equipment	(18)	(103)
Proceeds on disposals of plant and equipment	6	44
Decrease in restricted cash and cash equivalents	20	–
Increase in long-term receivables	(9)	(107)
Decrease in long-term receivables	5	89
Acquisitions of investments and businesses — net of cash acquired	(2)	(19)
Proceeds on sale of investments and businesses	7	59

Net cash from (used in) investing activities of continuing operations	9	(37)

Cash flows from (used in) financing activities
Decrease in notes payable — net	(17)	(11)
Proceeds from long-term debt	–	11
Repayments of long-term debt	(43)	(2)
Decrease in capital leases payable	(1)	(4)
Issuance of common shares	–	5

Net cash used in financing activities of continuing operations	(61)	(1)

Effect of foreign exchange rate changes on cash and cash equivalents	18	(6)

Net cash used in continuing operations	(115)	(476)
Net cash from discontinued operations	253	52

Net increase (decrease) in cash and cash equivalents	138	(424)

Cash and cash equivalents at beginning of period — net	3,861	3,513

Cash and cash equivalents at end of period — net	$3,999	$3,089

(1)	The unaudited consolidated statements of cash flows for the three months March 31, 2003 are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise such statements of cash flows prior to the filing of its reported results for the three months ended March 31, 2003.

NORTEL NETWORKS CORPORATION
Consolidated Results (unaudited)(1)
Supplementary Information
(millions of U.S. dollars)

Revenues from continuing operations	Three months ended			Three months ended
	March 31,		Q1 03 vs. Q1 02	December 31,	Q1 03 vs. Q4 02

By Segments:	2003	2002(3)	% Change	2002	% Change

Wireless Networks	$953	$1,136	(16%)	$1,012	(6%)
Enterprise Networks	613	675	(9%)	654	(6%)
Wireline Networks	562	682	(18%)	506	11%
Optical Networks	270	406	(33%)	344	(22%)
Other	1	13	(92%)	4	(75%)

Total	$2,399	$2,912		$2,520

	Three months ended			Three months ended
	March 31,		Q1 03 vs. Q1 02	December 31,	Q1 03 vs. Q4 02

By Geographic Regions:(2)	2003	2002	% Change	2002	% Change

United States	$1,204	$1,406	(14%)	$1,239	(3%)
EMEA *	641	724	(11%)	636	1%
Canada	130	219	(41%)	143	(9%)
Other regions	424	563	(25%)	502	(16%)

Total	$2,399	$2,912		$2,520

*	the Europe, Middle East and Africa region

Historical information(3)	Three months ended

	September 30,	June 30,
By Segments:	2002	2002

Wireless Networks	$940	$1,123
Enterprise Networks	617	636
Wireline Networks	484	588
Optical Networks	309	406
Other	5	20

Total	$2,355	$2,773

Operating ratios

Days sales outstanding (“DSO”)	Q1 2003

Current accounts receivables X 90 days	1,857	X	90	= 70	DSO
Revenue for the period
	2,399

	Q4 2002

	1,910	X	90	= 68	DSO

	2,520
Inventory turnover and days in inventory

Inventory turnover	Q1 2003

Cost of revenues	1,370	=	1.5793	turns
Average Inventory
	(846+889)/2

	Q4 2002

	1,530	=	1.5141	turns

	(889+1,132)/2

Inventory Days	Q1 2003

90 days	90	=	57.0	days
Inventory turnover
	1.5793

	Q4 2002

	90	=	59.4	days

	1.5141

(1)	These unaudited consolidated results are preliminary and are subject to change. Nortel Networks disclaims any intention or obligation to update or revise these preliminary consolidated results prior to the filing of its reported results for the three months ended March 31, 2003.

(2)	Revenues were attributable to geographic regions based on the location of the customer.

(3)	Certain historical revenues by segment between Wireline Networks and Other have been revised to reflect reclassifications of certain minor product portfolios during the first quarter of 2003. Overall consolidated Nortel Networks revenues and revenues by geographic regions for the relevant periods were not impacted by these reclassifications.

Certain information included in this report is forward-looking and is subject to important risks and uncertainties. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the severity and duration of the industry adjustment; the sufficiency of our restructuring activities, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions; fluctuations in operating results and general industry, economic and market conditions and growth rates; the ability to recruit and retain qualified employees; fluctuations in cash flow; the level of outstanding debt and our current debt ratings; the ability to meet the financial covenant in our credit facilities; the use of cash collateral to support our normal course business activities; the impact of our defined benefit plans and our deferred tax assets on our results of operations, cash flows and compliance with our financial covenant; the ability to make acquisitions and/or integrate the operations and technologies of acquired businesses in an effective manner; the impact of rapid technological and market change; the impact of price and product competition; international growth and global economic conditions, particularly in emerging markets and including interest rate and currency exchange rate fluctuations; the impact of rationalization in the telecommunications industry; the dependence on new product development; the uncertainties of the Internet; the impact of the credit risks of our customers and the impact of customer financing and commitments; the impact of supply and outsourcing contracts that contain delivery and installation provisions, which, if not met, could result in the payment of substantial penalties or liquidated damages; the ability to obtain timely, adequate and reasonably priced component parts from suppliers and internal manufacturing capacity; the future success of our strategic alliances; and the adverse resolution of litigation. For additional information with respect to certain of these and other factors, see the reports filed by Nortel Networks Limited with the United States Securities and Exchange Commission. Unless otherwise required by applicable securities laws, Nortel Networks Limited disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED

By:	/s/ Deborah J. Noble Deborah J. Noble Corporate Secretary

By:	/s/ Blair F. Morrison Blair F. Morrison Assistant Secretary

Dated: April 24, 2003